     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 1999.


                                                      REGISTRATION NO. 333-75151
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                 AMDOCS LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ISLAND OF GUERNSEY                          7371                            NOT APPLICABLE
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)              IDENTIFICATION NO.)

                          TOWER HILL HOUSE LE BORDAGE
          ST. PETER PORT, ISLAND OF GUERNSEY, GY1 3QT CHANNEL ISLANDS
                               011-44-1481-727272
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                  AMDOCS, INC.
                 1610 DES PERES ROAD, ST. LOUIS, MISSOURI 63131
                    ATTENTION: THOMAS G. O'BRIEN, TREASURER
                                  314-821-3242
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

               ROBERT A. SCHWED, ESQ.                                 PHYLLIS G. KORFF, ESQ.
    REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL             SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                45 ROCKEFELLER PLAZA                                     919 THIRD AVENUE
              NEW YORK, NEW YORK 10111                               NEW YORK, NEW YORK 10022
                   (212) 841-5700                                         (212) 735-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
---------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     Amdocs Limited has prepared this Amendment No. 2 to its Registration Statement on Form F-1 for the purpose of filing with the Securities and Exchange Commission exhibits to the Registration Statement. This Amendment No. 2 does not modify any provision of the prospectus included in the Registration Statement; accordingly, the prospectus has not been included in this Amendment No. 2.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by Amdocs in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates except for amounts of filing and listing fees.


Securities and Exchange Commission registration fee.........  $  226,914
New York Stock Exchange listing fee.........................      36,900
National Association of Securities Dealers fee..............      30,500
Legal fees and expenses.....................................     400,000
Registrar and Transfer Agent fees and expenses..............           *
Accounting fees and expenses................................           *
Printing, EDGAR formatting and mailing expenses.............           *
Miscellaneous...............................................           *
                                                              ----------
          Total.............................................  $2,000,000


---------------
* To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under our Articles of Association, we are obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of Amdocs, provided that we have no such obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Set forth in reverse chronological order below is certain information regarding the number of ordinary shares or other securities issued, or options granted, by the Registrant, since May 6, 1996 that have not been registered under the Securities Act.

     (a)  Issuances of Share Capital

     On March 30, 1998, Welsh, Carson, Anderson & Stowe VII, L.P., Welsh, Carson, Anderson & Stowe VI. L.P., WCAS Information Partners, L.P. and certain other investors purchased a total of 51,507,716 ordinary shares for an aggregate purchase price of $99.1 million. Such number of ordinary shares and all other share figures set forth in this Item give effect to a recapitalization of Amdocs' share capital which was effected prior to the June 19, 1998 public offering.

     On September 28, 1997, a trust for the benefit of certain employees of Amdocs purchased 5,720,000 ordinary shares for an aggregate purchase price of $31.6 million.

     On September 22, 1997, Welsh, Carson, Anderson & Stowe VII, L.P., Welsh, Carson, Anderson & Stowe VI. L.P., and certain other investors purchased 11,072,308 ordinary shares for an aggregate purchase price of $61.2 million and $3.27 million in principal amount of Amdocs' junior promissory notes.

     (b)  Option Grants

     From January 1998 through March 31, 1999, Amdocs granted options to directors, employees and consultants to purchase an aggregate of 4,231,214 ordinary shares at a weighted average exercise price of $6.03 per share. The options vest ratably over a period of three to eight years commencing from the date of grant. As of March 31, 1999 none of those options were exercisable.

     No underwriters were engaged in connection with any of the foregoing sales of securities. The securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act or Regulation D or Regulation S promulgated under the Securities Act, relative to sales by an issuer not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   1.1    Form of Underwriting Agreement
   3.1    Amended and Restated Articles of Association of Amdocs
          Limited (Exhibit 3.1 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration No. 333-8826)
   3.2    Memorandum of Association of Amdocs Limited (Exhibit 3.2 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826)
   4.1    Specimen certificate for the ordinary shares of the
          Registrant (Exhibit 4.1 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration Number 333-8826)
   4.2    Stock Option and Incentive Plan, as amended, of Amdocs
          (Exhibit 4.2 to Amdocs' Registration Statement on Form F-1
          dated June 19, 1998; Registration No. 333-8826)
   4.3    Note Purchase Agreement, dated as of September 22, 1997,
          among European Software Marketing Ltd., WCAS Capital
          Partners III, L.P., as Agent, and the several Purchasers
          named in Schedule 1 thereto (Exhibit 4.3 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826)
   4.4    Credit Agreement, dated as of December 5, 1997, among
          European Software Marketing Limited, the other subsidiaries of Amdocs named therein and Nationsbanc of Texas, N.A., as
          Administrative Agent, the Bank of Nova Scotia, as
          Syndication Agent, and The Bank of Japan, Limited as
          Documentation Agent (Exhibit 4.4 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826)
   4.5    Share Subscription Agreement, dated as of September 22,
          1997, among the several Investors named therein and Amdocs
          (Exhibit 4.5 to Amdocs' Registration Statement on Form F-1
          dated June 19, 1998; Registration No. 333-8826)
   4.6    Conditional Investment Agreement, dated as of September 22,
          1997, among the several Investors named therein and Amdocs
          (Exhibit 4.6 to Amdocs' Registration Statement on Form F-1
          dated June 19, 1998; Registration No. 333-8826)
   4.7    Letter Agreement, dated September 22, 1997, as amended as of
          May 20, 1998, between Amdocs and Welsh, Carson, Anderson and
          Stowe, on behalf of the Investors named therein (Exhibit 4.7 to Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826)
   4.8    Letter of Understanding, dated September 22, 1997, between
          Amdocs and Welsh, Carson, Anderson and Stowe, on behalf of the Investors named therein (Exhibit 4.8 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826)

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   4.9    Shareholders Agreement, Summary of Terms, dated September
          22, 1997 (Exhibit 4.9 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration No. 333-8826)
  4.10    Certain proxies executed by investment partnerships
          affiliated with Welsh, Carson, Anderson and Stowe and
          certain other entities in favor of Conbond Holding Company
          Ltd. (Exhibit 4.10 to Amdocs' Registration Statement on Form
          F-1 dated June 19, 1998; Registration No. 333-8826)
  *5.1    Opinion of Carey Langlois
  10.1    Agreement No. C303410 for Joint Development and Marketing
          between Southwestern Bell Telephone Company and Amdocs, Inc.
          dated as of June 19, 1991, as amended(Exhibit 10.1 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
  10.2    General Agreement No. CGA0450 for Support Services effective as of January 1, 1994 Southwestern Bell Telephone Company
          and Amdocs, Inc.(Exhibit 10.2 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
  10.3    Marketing and License Agreement between Southwestern Bell
          Yellow Pages, Inc. and Amdocs, Inc. dated as of May 18,
          1990, as amended(Exhibit 10.3 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
  10.4    Joint Development Agreement between Southwestern Bell Mobile
          Systems, Inc. and Amdocs, Inc., signed by the parties on
          March 15, 1994 and March 31, 1994, respectively(Exhibit 10.4 to Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
  10.5    Marketing Rights Agreement between Southwestern Bell Mobile
          Systems, Inc. and Canadian Directory Technology Limited,
          signed by the parties on March 14, 1994 and April 5, 1994, respectively, as amended(Exhibit 10.5 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826).
  10.6    Letter of Agreement between Southwestern Bell Mobile
          Systems, Inc. and Canadian Directory Technology Limited
          dated July 22, 1996 and signed on July 25, 1995(Exhibit 10.3 to Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
  10.7    Development Agreement between Southwestern Bell
          Communications Services, Inc. and Amdocs, Inc. dated as of
          February 15, 1996(Exhibit 10.7 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
  10.8    Marketing Rights Agreement between Southwestern Bell
          Communications Services, Inc. and Canadian Directory
          Technology Limited effective as of February 15, 1996, as
          amended(Exhibit 10.8 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration No. 333-8826).
  10.9    License and Maintenance Services Agreement between
          GoldenLines Limited and Amdocs (UK) Limited, dated as of
          November 15, 1996(Exhibit 10.9 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
 10.10    Customization and Support Services Agreement between
          GoldenLines Limited and P.S. Publishing System Limited,
          dated as of November 15, 1996(Exhibit 10.10 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.11    IT Services Provision Agreement between Pacific Access & Pty
          Ltd., as agent for Telstra Corporation Limited, and Amdocs
          (USA), Inc., dated as of May 7, 1998(Exhibit 10.11 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
 10.12    Guarantee and Indemnity between Amdocs Limited, as
          Guarantor, and Pacific Access Pty Ltd., as Beneficiary,
          dated as of May 7, 1995(Exhibit 10.12 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826).
+10.13    Master Agreement No. 99006220 for Software and Services
          between Amdocs, Inc. and SBC Operations, Inc. (effective
          July 7, 1998), dated March 1999.
 *21.1    Subsidiaries of the Registrant
**23.1    Consent of Ernst & Young LLP, independent auditors.
 *23.2    Consent of Carey Langlois (included in Exhibit 5.1).
  24.1    Powers of Attorney (contained on the signature pages
          hereof).


---------------
* To be filed by amendment


**Previously filed
+ Confidential material redacted and complete exhibit has been separately filed with the Securities and Exchange Commission.



  ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, ordinary shares in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this 21st day of May, 1999.


                                          AMDOCS LIMITED

                                          By: /s/ BRUCE K. ANDERSON
                                            ------------------------------------
                                              Bruce K. Anderson
                                              Chief Executive Officer
                                              and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                  TITLE                          DATE
---------                                                  -----                          ----
         /s/ BRUCE K. ANDERSON           Chairman of the Board and Chief Executive     May 21, 1999
---------------------------------------  Officer
           Bruce K. Anderson             (Principal Executive Officer)

                   *                     Director and Chief                            May 21, 1999
---------------------------------------  Financial Officer (Principal Financial
          Robert A. Minicucci            and Accounting Officer)

                   *                                     Director                      May 21, 1999
---------------------------------------
            Adrian Gardner

                   *                                     Director                      May 21, 1999
---------------------------------------
            Stephen Hermer

                   *                                     Director                      May 21, 1999
---------------------------------------
              James Kahan

                   *                                     Director                      May 21, 1999
---------------------------------------
              Paz Littman

                   *                                     Director                      May 21, 1999
---------------------------------------
             Avinoam Naor

                   *                                     Director                      May 21, 1999
---------------------------------------
             Revital Naveh

                   *                                     Director                      May 21, 1999
---------------------------------------
           Lawrence Perlman

                                                         Director
---------------------------------------
           Michael J. Price

                   *                     Amdocs Limited's Authorized                  May 21, 1999
---------------------------------------  Representative in the United States
           Thomas G. O'Brien


---------------
*By: /s/ BRUCE K. ANDERSON
     --------------------------------------
Bruce K. Anderson

Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   1.1    Form of Underwriting Agreement
   3.1    Amended and Restated Articles of Association of Amdocs
          Limited (Exhibit 3.1 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration No. 333-8826)
   3.2    Memorandum of Association of Amdocs Limited (Exhibit 3.2 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826)
   4.1    Specimen certificate for the ordinary shares of the
          Registrant (Exhibit 4.1 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration Number 333-8826)
   4.2    Stock Option and Incentive Plan, as amended, of Amdocs
          (Exhibit 4.2 to Amdocs' Registration Statement on Form F-1
          dated June 19, 1998; Registration No. 333-8826)
   4.3    Note Purchase Agreement, dated as of September 22, 1997,
          among European Software Marketing Ltd., WCAS Capital
          Partners III, L.P., as Agent, and the several Purchasers
          named in Schedule 1 thereto (Exhibit 4.3 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826)
   4.4    Credit Agreement, dated as of December 5, 1997, among
          European Software Marketing Limited, the other subsidiaries of Amdocs named therein and Nationsbanc of Texas, N.A., as
          Administrative Agent, the Bank of Nova Scotia, as
          Syndication Agent, and The Bank of Japan, Limited as
          Documentation Agent (Exhibit 4.4 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826)
   4.5    Share Subscription Agreement, dated as of September 22,
          1997, among the several Investors named therein and Amdocs
          (Exhibit 4.5 to Amdocs' Registration Statement on Form F-1
          dated June 19, 1998; Registration No. 333-8826)
   4.6    Conditional Investment Agreement, dated as of September 22,
          1997, among the several Investors named therein and Amdocs
          (Exhibit 4.6 to Amdocs' Registration Statement on Form F-1
          dated June 19, 1998; Registration No. 333-8826)
   4.7    Letter Agreement, dated September 22, 1997, as amended as of
          May 20, 1998, between Amdocs and Welsh, Carson, Anderson and
          Stowe, on behalf of the Investors named therein (Exhibit 4.7 to Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826)
   4.8    Letter of Understanding, dated September 22, 1997, between
          Amdocs and Welsh, Carson, Anderson and Stowe, on behalf of the Investors named therein (Exhibit 4.8 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826)
   4.9    Shareholders Agreement, Summary of Terms, dated September
          22, 1997 (Exhibit 4.9 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration No. 333-8826)
  4.10    Certain proxies executed by investment partnerships
          affiliated with Welsh, Carson, Anderson and Stowe and
          certain other entities in favor of Conbond Holding Company
          Ltd. (Exhibit 4.10 to Amdocs' Registration Statement on Form
          F-1 dated June 19, 1998; Registration No. 333-8826)
  *5.1    Opinion of Carey Langlois

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  10.1    Agreement No. C303410 for Joint Development and Marketing
          between Southwestern Bell Telephone Company and Amdocs, Inc.
          dated as of June 19, 1991, as amended(Exhibit 10.1 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
  10.2    General Agreement No. CGA0450 for Support Services effective as of January 1, 1994 Southwestern Bell Telephone Company
          and Amdocs, Inc.(Exhibit 10.2 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
  10.3    Marketing and License Agreement between Southwestern Bell
          Yellow Pages, Inc. and Amdocs, Inc. dated as of May 18,
          1990, as amended(Exhibit 10.3 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
  10.4    Joint Development Agreement between Southwestern Bell Mobile
          Systems, Inc. and Amdocs, Inc., signed by the parties on
          March 15, 1994 and March 31, 1994, respectively(Exhibit 10.4 to Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
  10.5    Marketing Rights Agreement between Southwestern Bell Mobile
          Systems, Inc. and Canadian Directory Technology Limited,
          signed by the parties on March 14, 1994 and April 5, 1994, respectively, as amended(Exhibit 10.5 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826).
  10.6    Letter of Agreement between Southwestern Bell Mobile
          Systems, Inc. and Canadian Directory Technology Limited
          dated July 22, 1996 and signed on July 25, 1995(Exhibit 10.3 to Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
  10.7    Development Agreement between Southwestern Bell
          Communications Services, Inc. and Amdocs, Inc. dated as of
          February 15, 1996(Exhibit 10.7 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
  10.8    Marketing Rights Agreement between Southwestern Bell
          Communications Services, Inc. and Canadian Directory
          Technology Limited effective as of February 15, 1996, as
          amended(Exhibit 10.8 to Amdocs' Registration Statement on
          Form F-1 dated June 19, 1998; Registration No. 333-8826).
  10.9    License and Maintenance Services Agreement between
          GoldenLines Limited and Amdocs (UK) Limited, dated as of
          November 15, 1996(Exhibit 10.9 to Amdocs' Registration
          Statement on Form F-1 dated June 19, 1998; Registration No.
          333-8826).
 10.10    Customization and Support Services Agreement between
          GoldenLines Limited and P.S. Publishing System Limited,
          dated as of November 15, 1996(Exhibit 10.10 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826).
 10.11    IT Services Provision Agreement between Pacific Access & Pty
          Ltd., as agent for Telstra Corporation Limited, and Amdocs
          (USA), Inc., dated as of May 7, 1998(Exhibit 10.11 to
          Amdocs' Registration Statement on Form F-1 dated June 19,
          1998; Registration No. 333-8826).
 10.12    Guarantee and Indemnity between Amdocs Limited, as
          Guarantor, and Pacific Access Pty Ltd., as Beneficiary,
          dated as of May 7, 1995(Exhibit 10.12 to Amdocs'
          Registration Statement on Form F-1 dated June 19, 1998;
          Registration No. 333-8826).
+10.13    Master Agreement No. 99006220 for Software and Services between
          Amdocs, Inc. and SBC Operations, Inc. (effective July 7, 1998), dated
          March 1999.
 *21.1    Subsidiaries of the Registrant
**23.1    Consent of Ernst & Young LLP, independent auditors.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 *23.2    Consent of Carey Langlois (included in Exhibit 5.1).
  24.1    Powers of Attorney (contained on the signature pages
          hereof).

---------------


* To be filed by amendment.

**Previously filed.
+ Confidential material redacted and complete exhibit has been separately filed with the Securities and Exchange Commission.